EXHIBIT 16



                  Craig Shaffer and Associates, Ltd. C.P.A.
                               2780 River Road
                                  Suite 134
                             Des Plaines, IL 6018
                            Tel No: 1-847-299-0200


                                April 11, 2002

 Office of the Chief Accountant
 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549


 Dear Sir/Madam:

      We have read the Form 8-KA, dated April 11, 2002 of United Financial Mortgage Corp. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                          Very truly yours,


                          /s/ Craig Shaffer and Associates, Ltd., C.P.A. Craig Shaffer and Associates, Ltd., C.P.A.



 cc:  Joseph Khoshabe, President and CEO
      of United Financial Mortgage Corp.